UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2024

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Proposed Acquisition

On July 8, 2024, the Registrant and certain of its wholly owned subsidiaries entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Ultra Electronics Holdings Limited, a private limited company incorporated in England & Wales (“Seller”), pursuant to which one or more wholly owned subsidiaries of the Registrant (the “Buyer”) will acquire from Seller or Seller’s subsidiaries all of the issued and outstanding equity interests of (i) Ultra PMES Limited, a private limited company incorporated in England & Wales (the “UK Target Company”), (ii) Measurement Systems, Inc., a Delaware corporation, (iii) EMS Development Corporation, a New York corporation, and (iv) DNE Technologies, Inc., a Delaware corporation (collectively, the “Business”), for a purchase price of approximately $550 million, plus or minus certain customary adjustments at closing and post-closing for cash, debt, working capital and transaction expenses as specified in the Purchase Agreement (the “Transaction”). Other than in respect of the Purchase Agreement itself, there is no material relationship between the Registrant or its affiliates and Seller or its affiliates.

The closing of the Transaction is subject to certain conditions, including the (i) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in the United States, as amended, and (ii) receipt of clearance under the UK National Security and Investment Act of 2021 (“NSIA”). Buyer has agreed to procure that the conditions are fulfilled as soon as possible, except that Buyer is not obligated to dispose or divest of any business or asset in excess of $20 million in value, and Buyer is obligated to retain the current NSIA undertakings applicable to the business of the UK Target Company at the appropriate level of Buyer’s corporate structure.

The Purchase Agreement contains customary representations and warranties. Seller’s obligation to the Buyer for breaches of representations and warranties is limited to breaches of specified fundamental representations and is subject to certain other customary restrictions and limitations. The sole recourse of Buyer with respect to Seller’s breach of the other representations, subject to certain limited exceptions, will be a representation and warranty insurance policy in favor of Buyer. Prior to closing of the Transaction, Seller is prohibited from taking certain actions that may result in an alternative transaction proposal other than the Transaction.  The Purchase Agreement also contains covenants customary for a transaction of the type contemplated by the Purchase Agreement, including (i) Seller’s obligation prior to the closing to conduct the Business in the ordinary course consistent with past practice in all material respects and to refrain from taking specified actions, subject to certain exceptions, and (ii) Seller’s obligations for a period of 24 months after closing with respect to non-solicitation of employees, non-competition and non-interference with respect to customers and suppliers of the Business, subject to certain exceptions. The Purchase Agreement will terminate if the conditions to the Transaction have not been fulfilled on or prior to nine months from the date of the Purchase Agreement.

The Registrant has agreed to guarantee the obligations of the Buyer. Seller may recover directly from the Registrant without first having to seek to exhaust remedies against the Buyer.

The parties have agreed to enter into related agreements ancillary to the Transaction that will become effective upon the consummation of the Transaction, including a transition services agreement. Pursuant to the Purchase Agreement, Buyer is required to cease use of the name “Ultra” as soon as reasonably practicable after closing.

Financing Arrangements

On July 8, 2024, in order to finance the Transaction, the Registrant also signed a Commitment Letter with JPMorgan Chase Bank, N.A., pursuant to which the Registrant will endeavor to obtain an amendment (the “Best Efforts Amendment”) to its existing Amended and Restated Credit Agreement, dated as of August 30, 2023 (the “Existing Facility”), in order to, among other things, obtain certain consents from existing lenders and implement a senior incremental delayed draw term loan credit facility in an aggregate principal amount of up to $350 million (the “Incremental Facility”). If and to the extent the full amount of the Incremental Facility is less than $300 million, the Registrant has obtained commitments for senior unsecured 364-day bridge loans in an aggregate principal amount of $300 million less the sum of the net cash proceeds of the loans issued under the Incremental Facility. If the Best Efforts Amendment does not become effective on or prior to the date of the closing of the Transaction (the “Closing Date”), the Registrant will endeavor to obtain a limited amendment (“Limited Amendment”) to permit the Transaction and the financing thereof. If neither the Best Efforts Amendment nor the Limited Amendment becomes effective on or prior to the Closing Date, the Registrant has obtained commitments for a $500 million senior secured revolving facility (“Backstop Facility”). The proceeds of the loans drawn under the Incremental Facility, the revolver under the Existing Facility (as amended), the Bridge Facility and/or the Backstop Facility on the Closing Date will be applied to pay a portion of the cash consideration for the Business and other customary fees, premiums, expenses and costs incurred in connection with the Transaction.

Item 7.01	Regulation FD Disclosure

On July 8, 2024, the Registrant issued a press release (furnished as Exhibit 99.1 to this report) announcing that it has entered into the Purchase Agreement described in Item 1.01 of this Report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated July 8, 2024
104	Cover Page Inline Interactive Data File

Other Matters

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

References to the Registrant’s web site address are included in this Form 8-K and the press release only as inactive textual references, and the Registrant does not intend them to be active links to its web site. Information contained on the Registrant’s web site does not constitute part of this Form 8-K or the press release.

Forward Looking Statements

Statements contained in this Form 8-K and its Exhibits regarding future events are considered “forward-looking statements” within the meaning of the safe harbor provisions of the Federal securities laws. There is no assurance that the Transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The risks and uncertainties in connection with such forward-looking statements related to the Transaction include, but are not limited to, the ability and timing to consummate the Transaction, including obtaining the required regulatory approvals and financing to fund the Transaction; the Registrant’s ability to promptly and effectively integrate the Business after the Transaction has closed, and the Registrant’s ability to obtain expected cost savings and synergies of the Transaction; operating costs, customer loss and business disruption (including difficulties maintaining relationships with Business employees, customers or suppliers) that may be greater than expected following the consummation of the Transaction; and other risks and uncertainties described in described in Item 1A, Risk Factors, of the Registrant’s annual report on Form 10-K for the year ended September 30, 2023; and the other factors set forth under “Forward Looking Statements” in Exhibit 99.1. Words such as expects, anticipates, targets, goals, projects, intends, plans, believes, estimates, variations of such words, and similar expressions are intended to identify such forward-looking statements.

Investors are cautioned that such statements are only predictions and speak only as of the date of this Report, and the Registrant undertakes no duty to update them except as may be required by applicable laws or regulations. The Registrant’s actual results in the future may differ materially from those projected in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2024

ESCO TECHNOLOGIES INC.

	By:	/s/Christopher L. Tucker
Christopher L. Tucker
Senior Vice President and Chief Financial Officer